UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2023

Intensity Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41109	46-1488089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Enterprise Drive, Suite 430 Shelton, CT	06484-4779
(Address of Principal Executive Offices)	(Zip Code)

(203) 221-7381

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Exchange on Which Registered:
Common Stock, $0.0001 par value per share	INTS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 21, 2023, the board of directors of Intensity Therapeutics, Inc. (the “Company”) adopted the second amended and restated bylaws (the “Second Amended and Restated Bylaws”), effective immediately. Among other things, the amendments effected by the Second Amended and Restated Bylaws:

●	Enhance procedural mechanics, including to require additional disclosures from nominating or proposing shareholders, proposed nominees and other persons associated with nominating or proposing shareholders and to address matters relating to Rule 14a-19 and Rule 14a-8 under the Securities Exchange Act of 1934; and

●	Make other updates, including ministerial, clarifying, and conforming changes.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Second Amended & Restated Bylaws
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2023

Intensity Therapeutics, Inc.

By:	/s/ Lewis H. Bender
	Name:	Lewis H. Bender
	Title:	Chief Executive Officer

[Signature Page to the Form 8-K]

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